Exhibit 10.2

Execution Version

MASTER SUPPLY AGREEMENT

between

D.R. HORTON, INC.,
a Delaware corporation

(“Buyer”)

and

FORESTAR GROUP INC.,
a Delaware corporation

(“Supplier”)

i

Section 9.6 Attorneys’ Fees	9
Section 9.7 Severability	9
Section 9.8 Time of Essence	10
Section 9.9 Counterpart Execution	10
Section 9.10 No Third Party Beneficiaries	10
Section 9.11 No Partnership	10
Section 9.12 Waiver of Jury Trial	10

ii

MASTER SUPPLY AGREEMENT

THIS MASTER SUPPLY AGREEMENT (this “Agreement”) is made as of June 29, 2017, by and between D.R. HORTON, INC., a Delaware corporation (“Buyer”), and FORESTAR GROUP INC., a Delaware corporation (“Supplier”). Buyer and Supplier are individually referred to herein as a “Party”, and collectively, the “Parties”.

R E C I T A L S

A.            Supplier is a developer of single-family residential lots (“Lots”). Buyer is a national homebuilder.

B.            Supplier and Buyer desire to enter into this Agreement for the purposes of providing an overall framework, understanding and agreement for (i) sourcing Lot development opportunities between themselves, and (ii) providing Supplier with a source of demand for Lots and Buyer with a source of supply of Lots.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:

ARTICLE I

DEFINED TERMS, REFERENCES AND CONSTRUCTION

Section 1.1            Defined Terms. The defined terms used in this Agreement, and the meaning of such terms or the location within this Agreement where such terms are defined, appears in Article VIII  hereof.

Section 1.2            References and Construction.

(a)           All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b)           Titles appearing at the beginning of any of such articles, sections, subsections and other subdivisions are for convenience only and will not constitute part of such articles, sections, subsections and other subdivisions and will be disregarded in construing the language contained in the same.

(c)           The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d)           Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender.

(e)           The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(f)            All references herein to “$” or “dollars” will refer to U.S. Dollars.

(g)           Any matter requiring the approval of either Buyer or Supplier will be in the sole and absolute discretion of the Party having the right to approve the same, unless expressly provided otherwise.

ARTICLE II

SOURCING; SALE AND PURCHASE OF LOTS

Section 2.1            Sourcing. During the Term, Supplier will present to Buyer all Lot development opportunities that Supplier desires to acquire and develop that have been approved or conditionally approved by the Company’s Investment Committee (as that term is defined in the Stockholder’s Agreement), excluding any Excluded Opportunities (a “Supplier Sourced Opportunity”), and Buyer shall have the right, but not the obligation, to present Supplier with Lot development opportunities that Buyer desires to acquire for development (if presented to Supplier, a “Buyer Sourced Opportunity”). Unless the Parties agree otherwise, this Agreement will not govern, and Buyer will not have any rights with respect to (a) any opportunities, developments or ventures owned, under contract, the subject of a letter of intent or otherwise being pursued, by Supplier, as of the Effective Time, or (b) any opportunities presented to Supplier by a third-party builder (individually, an “Excluded Opportunity”, and collectively, the “Excluded Opportunities”).

Section 2.2            Collaboration, Evaluation and Contract Rights. Supplier and Buyer will collaborate regarding all Supplier Sourced Opportunities and all Buyer Sourced Opportunities, after considering current and future market conditions and dynamics. If the Parties agree to pursue a Supplier Sourced Opportunity or a Buyer Sourced Opportunity, such agreement will be evidenced by a mutually agreed upon written development plan prepared at the direction of the Company’s Investment Committee (a “Development Plan”) addressing, among other things, the number, size, layout and projected price of Lots, phasing, timing, amenities and entitlements, and will be referred to herein as a “Supplier Sourced Development” or a “Buyer Sourced Development”, as the case may be. Buyer or its Affiliates will have (a) a right of first offer (“ROFO”) to buy up to fifty percent (50%) of the Lots in the first phase (and in any subsequent phase in which Buyer purchased at least twenty-five percent (25%) of the Lots in the previous phase) in each Supplier Sourced Development and (b) the right to purchase up to one hundred percent (100%) of the Lots in each Buyer Sourced Development, at the then current fair market price and terms per Lot, as mutually agreed to by the Parties. All Lots in a Supplier Sourced Development in which a Buyer participates as a buyer will be equitably allocated among Buyer and any other builders in each phase taking into consideration the location, size and other attributes associated with the Lots. The agreement evidencing the ROFO for the Lots in the Supplier Sourced Development (the “ROFO Agreement”), and the purchase and sale agreement for the Lots in the Buyer Sourced Agreement (the “PSA”), will be negotiated, finalized and executed as a part of the Development Plan, and in all events the Development Plan will be finalized, and the ROFO Agreement will be negotiated, finalized and executed, prior to the expiration of the feasibility period in any contract to acquire a Supplier Sourced Development. Buyer will assign to Supplier on an “as-is”, “where-is basis” the contract to acquire a Buyer Sourced Development after the finalization of the Development Plan and PSA for such Buyer Sourced Development.

ARTICLE III

SUPPLIER’S GENERAL DEVELOPMENT DUTIES AND OBLIGATIONS

Section 3.1            Supplier as Developer. Supplier, at its sole cost and expense, will perform and direct, through its employees, agents and contractors, all functions relative to diligence, entitlement, financing, planning, design and construction of all on-site and off-site improvements required for any Development.

ARTICLE IV

TERM AND TERMINATION

Section 4.1            Term. The terms of this Agreement shall commence and become effective immediately prior to the Effective Time, and prior to such time this Agreement shall be of no force or effect, and unless earlier terminated pursuant to Section 4.2, will continue until the earlier of (a) the date that Buyer’s Voting Percentage (as that term is defined in the Stockholder’s Agreement) falls below fifteen percent (15%) and (b) June 29, 2037 (the “Term”).

Section 4.2            Termination. This Agreement may be terminated (a) upon written agreement of the Parties, or (b) upon written notice given by a Party, upon the occurrence of any material breach of this Agreement by the other Party which is not cured within thirty (30) days following receipt by the breaching Party of written notice of such breach from the non-breaching Party or (c) by Supplier at any time that the Buyer’s Voting Percentage falls below twenty-five percent (25%).

Section 4.3            Effect of Termination; Survival. Upon the termination or expiration of this Agreement, the respective rights of the Parties will terminate in their entirety; provided, however, that (a) no Party will be relieved of any liability or obligation arising out of such Party’s breach of this Agreement prior to such termination or expiration and (b) the Buyer’s and

Supplier’s obligations under any ROFO Agreement and PSA not fully performed or which expressly survive will survive such termination or expiration until such obligations are discharged in full; and provided further that the following provisions will survive such termination or expiration: Article I and Article VIII (as necessary to interpret any surviving provision hereunder), this Article IV, Article V, Article VI, Article VII, and Article IX.

ARTICLE V

GENERAL TERMS

Section 5.1            Business Activities of Buyer. Except as expressly set forth herein, nothing in this Agreement will prevent or limit (a) Buyer from engaging in any business activities, as Buyer shall determine in its sole discretion, including activities in competition with Supplier, any Opportunities or any Developments or (b) Supplier from engaging in any business activities, as Supplier shall determine in its sole discretion, including activities in competition with Buyer, any Opportunities, any Developments or any Excluded Opportunities.

Section 5.2            Limitation on Damages. In no event will either Party be liable to the other for (and each Party hereby waives all rights to) any speculative, consequential, or punitive damages for any breach of or default under this Agreement.

ARTICLE VI

CONFIDENTIALITY

Section 6.1            Duty of Confidentiality. With respect to any nonpublic information disclosed by a Party (or its Affiliates or representatives) (the “Disclosing Party”) to the other Party (or its Affiliates or representatives) (the “Receiving Party”) for the purpose of this Agreement or otherwise accessible to such Receiving Party during the performance hereunder, which nonpublic information is either marked or otherwise identified as confidential or proprietary or would reasonably be considered confidential or proprietary in light of the nature of the information (collectively, the “Confidential Information”), the Receiving Party agrees that (a) it will keep such Confidential Information confidential, using at least the same degree of care used to protect its own confidential or proprietary information, but not less than reasonable care, to prevent the disclosure or accessibility to others of the Disclosing Party’s Confidential Information and (b) it will use the Disclosing Party’s Confidential Information only for the purpose of performing its obligations under this Agreement. The Receiving Party will limit dissemination of and access to the Disclosing Party’s Confidential Information to only such of its Affiliates, advisers, employees, agents or contactors or consultants who have a need to know for the purpose of this Agreement; provided, however, that any third party to which Confidential Information is provided by a Receiving Party is subject to confidentiality obligations with respect to such Confidential Information at least as protective as the obligations set forth herein.

Section 6.2            Exclusions. Specifically excluded from the foregoing obligations is any and all information that the Receiving Party can show: (a) is already known to the Receiving Party at the time of disclosure and is not subject to a confidentiality obligation (other than any information that is transferred to Buyer as a purchased asset pursuant to either a ROFO Agreement or a PSA) or thereafter is independently developed by the Receiving Party without breach of this Agreement; (b) is already in the public domain at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the Receiving Party of its obligations under this Agreement; or (c) is received from a third party without breach of this Agreement or a confidentiality obligation to the Disclosing Party known to the Receiving Party.

Section 6.3            Required Disclosures. If, upon advice of counsel, any Disclosing Party’s Confidential Information is required to be disclosed by law, regulation or legal process by the Receiving Party, then the Receiving Party will promptly notify the Disclosing Party and, insofar as is permissible and reasonably practicable, give the Disclosing Party an opportunity to appear and to object to such production before producing the requested information. Any such production will be limited to that portion of the Confidential Information required to be disclosed.

Section 6.4            Destruction of Confidential Information. Upon the termination or expiration of this Agreement, other than as required by applicable law, each Party, as a Receiving Party, will destroy the Confidential Information of the Disclosing Party in such Receiving Party’s possession and provide a written certification of destruction with respect thereto to such Disclosing Party.

ARTICLE VII

NOTICES

Section 7.1            General Notice Provisions. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of receipt, if delivered personally, (b) on the date of receipt, if delivered by facsimile or e-mail during normal business hours on a Business Day or, if delivered outside of normal business hours on a Business Day, on the first Business Day thereafter, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered to the addresses set forth below:

If to Buyer:	D.R. Horton, Inc.
1361 Horton Circle
Arlington, Texas 76011
	Attn:	Ted I. Harbour
Thomas B. Montano
	Fax:	(817) 928-6120
	E-mail:	tharbour@drhorton.com
tbmontano@drhorton.com

With a copy (which will
not constitute notice) to:	Gardere Wynne Sewell LLP
2021 McKinney Avenue, Suite 1600
Dallas, Texas 75201
	Attn:	Kevin L. Kelley
	Fax:	(214) 999-3503
	E-mail:	kkelley@gardere.com

And:	Gibson, Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, Texas 75201
	Attn:	Jeffrey A. Chapman
Eduardo Gallardo
	Fax:	(214) 571-2920
(212) 351-5245
	E-mail:	jchapman@gibsondunn.com
egallardo@gibsondunn.com

If to Supplier:	Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149
	Attn:	Charles D. Jehl
	Fax:	(512) 433-5203
	E-mail:	chuckjehl@forestargroup.com

With a copy (which will
not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue NW
Washington, DC 20005
	Attn:	Jeremy D. London
	Fax:	(212) 735-2000
	E-mail:	Jeremy.London@skadden.com

Section 7.2            Change in Notice Address. Either Party may, by notice given as aforesaid, designate a different address or addresses for notices to be given to it.

ARTICLE VIII

DEFINITIONS

Section 8.1            Defined Terms. Unless the context otherwise requires, the following terms, in their singular or plural forms, used in this Agreement will have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which the Federal Reserve Bank of Dallas is closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Sourced Development” has the meaning set forth in Section 2.2.

“Buyer Sourced Opportunity” has the meaning set forth in Section 2.1.

“Confidential Information” has the meaning set forth in Section 6.1.

“Control”, including the terms “Controlled by” and “under common Control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise.

“Development” means either a Supplier Sourced Development or a Buyer sourced Development.

“Development Plan” has the meaning set for in Section 2.2

“Disclosing Party” has the meaning set forth in Section 6.1.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Excluded Opportunity” shall have the meaning set forth in Section 2.1.

“Governmental Entity” means any United States or non-United States federal, national, supranational, state, provincial, local or other government, or any governmental, regulatory or administrative authority, branch, agency or commission, or any court, tribunal or arbitral or judicial body, or any self-regulatory organization or stock exchange.

“Lots” has the meaning set forth in the recitals.

“Merger Agreement” means that certain Merger Agreement, of even date hereof, by and between Buyer, Supplier and Force Merger Sub, Inc.

“Party” and “Parties” has the meaning set forth in the preamble.

“Opportunity” means either a Supplier Sourced Opportunity or a Buyer Sourced Opportunity.

“Persons” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Entity.

“PSA” has the meaning set forth in Section 2.2.

“Receiving Party” has the meaning set forth in Section 6.1.

“ROFO Agreement” has the meaning set forth in Section 2.2.

“Stockholder’s Agreement” means that certain Stockholder’s Agreement, of even date hereof, by and between Buyer and Supplier.

“Supplier” has the meaning set forth in the preamble.

“Supplier Sourced Development” has the meaning set forth in Section 2.2.

“Supplier Sourced Opportunity” has the meaning set forth in Section 2.1.

“Term” has the meaning set forth in Section 4.1.

ARTICLE IX

MISCELLANEOUS

Section 9.1            Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a Party without the prior written consent of the other Party, and any such assignment without such prior written consent will be null and void; provided, however, that either Party may freely assign this Agreement and its rights and obligations hereunder, in whole or in part, to (a) its Affiliates and (b) any successor to all or substantially all of its assets, whether by purchase, merger, consolidation, reconstitution or reorganization, in each case, without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.2            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, arrangements, communications and understandings, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.

Section 9.3            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party; provided that, in the case of Supplier, any such amendment, modification or supplement must be approved by a majority of the Independent Directors (as defined in the Stockholder’s Agreement) that are not Affiliated Directors (as defined in the Stockholder’s Agreement).

Section 9.4            Governing Law. This Agreement and the rights and obligations of the Parties will be governed by, and construed in accordance with, the laws of the State of Texas. Each Party agrees to submit to the jurisdiction of the State of Texas, and any suit will be brought and maintained in the state or federal courts located in Tarrant County, Texas.

Section 9.5            No Waiver. No failure or delay of any Party in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 9.6            Attorneys’ Fees. In the event of any legal proceeding between the Parties arising out of the subject matter of this Agreement, including, without limitation, in any bankruptcy or appellate proceedings, in addition to any other award to which it will be entitled, the substantially prevailing party will be entitled to an award for the reasonable attorneys’ fees and costs incurred by it in connection with such proceedings.

Section 9.7            Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as either (a) the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party or (b) such Party waives its rights under this Section with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.8            Time of Essence. Time will be of the essence of this Agreement in all respects and any waiver of any time provision will not be effective unless in writing and signed by both Parties.

Section 9.9            Counterpart Execution. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission will be effective as delivery of an original counterpart hereof.

Section 9.10          No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties, and no third party beneficiary is intended nor will be deemed created hereunder.

Section 9.11          No Partnership. Nothing contained in this Agreement is intended to create, nor will it be construed to make, Supplier and Buyer partners or joint venturers.

Section 9.12          Waiver of Jury Trial. BUYER AND SUPPLIER HEREBY AGREE THAT IN THE EVENT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER, OR PURSUANT TO, THIS AGREEMENT, THE PARTIES WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO HAVE SUCH DISPUTE RESOLVED BY JURY TRIAL.

The remainder of this page is intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BUYER:

D.R. HORTON, INC.,
a Delaware corporation

By:	/s/ Phillip J. Weber
	Name:	Phillip J. Weber
	Title:	Chief Executive Officer

SUPPLIER:

FORESTAR GROUP INC.,
a Delaware corporation

By:	/s/ David V. Auld
	Name:	David V. Auld
	Title:	Chief Executive Officer

Signature Page